Exhibit 10.1

termination agreement

This Termination Agreement, dated as of February 4, 2022 (this “Termination Agreement”), terminates that certain Business Combination Agreement (the “Agreement”) by and among HeartFlow Holding, Inc., a Delaware corporation (the “Company”), Longview Acquisition Corp. II, a Delaware corporation (“Longview”), and HF Halo Merger Sub, Inc., a Delaware corporation, dated as of July 15, 2021 and amended as of September 30, 2021.

WHEREAS, pursuant to Section 8.1(a) of the Agreement, this Termination Agreement memorializes each of Longview's and the Company's consent to terminate the Agreement and abandon the transactions contemplated thereby effective as of the date of this Termination Agreement; and

WHEREAS, this Termination Agreement has been approved by the Company and Longview in accordance with Section 8.1(a) of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.        Definitions; Section References. Capitalized terms used and not otherwise defined in this Termination Agreement shall have the meanings assigned to them in the Agreement. All section references in this Termination Agreement refer to sections of the Agreement, unless expressly stated otherwise.

2.        Termination. Each of Longview and the Company hereby irrevocably agrees and consents to the termination of the Agreement pursuant to Section 8.1(a) of the Agreement, with such termination, for the avoidance of doubt, having the effect set forth in Section 8.2 of the Agreement and being effective automatically upon execution and delivery of this Termination Agreement.

3.        Miscellaneous.

a.	Except as expressly provided in Section 8.2 of the Agreement, upon termination of the Agreement pursuant to this Termination Agreement, none of the parties to the Agreement shall have any further rights or obligations thereunder and the provisions thereof shall be of no further force and effect.

b.	This Termination Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

c.	This Termination Agreement expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

d.	The provisions of Sections 9.5, 9.15 and 9.16 of the Agreement are hereby incorporated by reference in and made applicable to this Termination Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Termination Agreement as of the date and year first above written.

LONGVIEW ACQUISITION CORP. II By: /s/ John Rodin Name: John Rodin Title: Chief Executive Officer

[Signature Page to Termination Agreement to

Business Combination Agreement of HeartFlow Holding, Inc.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Termination Agreement as of the date and year first above written.

HEARTFLOW HOLDING, INC.

By:	/s/ John H. Stevens
Name: John H. Stevens, M.D.
Title: Chief Executive Officer

[Signature Page to Termination Agreement to

Business Combination Agreement of HeartFlow Holding, Inc.]